EX-99.23.j


                         CONSENT OF INDEPENDENT AUDITORS

           As independent public accountants, we hereby consent to the use of our report dated April 8, 2003 for the Santa Barbara Group of Mutual Funds, Inc. (the "Company") and to all references to our firm included in or made a part of this Post-Effective Amendment No. 13 to the Company's Registration Statement on Form N-1A (file No. 33-56546), including the references to our firm under the heading "Financial Highlights" in the Prospectus and the heading "Independent Auditors" in the Statement of Additional Information of the Company.



/S/ MCCURDY & ASSOCIATES CPA'S, INC.
------------------------------------
McCurdy & Associates CPA's, Inc.
Westlake, Ohio

June 2, 2003


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